As filed with the Securities and Exchange Commission on March 12, 2004

Registration No. 333-78809

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GALEY & LORD, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-1593207
(State of incorporation)	(I.R.S. Employer Identification Number)

980 Avenue of the Americas

New York, New York 10018

(Address of principal executive offices)

Galey & Lord, Inc.

1999 Stock Option Plan

(Full title of the plan)

Arthur C. Wiener

Chairman of the Board, President and

Chief Executive Officer

Galey & Lord, Inc.

980 Avenue of the Americas

New York, New York 10018

(212) 465-3000

(Name, address and telephone

number of agent for service)

Copy to:

Howard S. Jacobs, Esq.

Wayne A. Wald, Esq.

Katten Muchin Zavis Rosenman

575 Madison Avenue

New York, New York, 10022

(212) 940-8580

This Amendment No. 1 to Galey & Lord, Inc.’s (the “Company”) Registration Statement on Form S-8 (File No. 333-78809) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “Commission”) on May 19, 1999, is being filed in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering. The Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

ITEM 9. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 5th day of March 2004.

GALEY & LORD, INC.

By:	/s/ ARTHUR C. WIENER
Arthur C. Wiener Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ARTHUR C. WIENER Arthur C. Wiener	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 5, 2004

/s/ PAUL G. GILLEASE* Paul G. Gillease	Director	March 5, 2004

/s/ HOWARD S. JACOBS* Howard S. Jacobs	Director	March 5, 2004

/s/ WILLIAM M.R. MAPEL* William M.R. Mapel	Director	March 5, 2004

/s/ LEONARD F. FERRO Leonard F. Ferro	Vice President and Chief Accounting Officer (Principal Financial and Accounting Officer)	March 5, 2004

/s/ STEPHEN C. SHERRILL* Stephen C. Sherrill	Director	March 5, 2004

Jose de Jesus Valdez	Director

* By:	/s/ ARTHUR C. WIENER
Arthur C. Wiener, as Attorney-in-Fact.